Exhibit 99.1

For Release: October 30, 2009

Contact: Roger R Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports Third Quarter Normalized FFO of $0.61

MURFREESBORO, Tenn. - National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”) and net income for the three and nine months ended September 30, 2009.

Third Quarter Highlights:

•

Normalized FFO improved to $0.61 per basic and diluted common share as compared to $0.59 for the same period in 2008

•

FFO increased 10.2% compared to the same period in 2008

•

NHI completed a previously announced $15.8 million purchase/leaseback of a skilled nursing facility built in 2007 in Texas operated by affiliates of Legend Healthcare, LLC

Normalized FFO for the three months ended September 30, 2009 was $16,900,000 or $0.61 per basic and diluted common share compared to $16,460,000 or $0.59 per basic and diluted common share for the same period in 2008.  Normalized FFO for the three months ended September 30, 2009 excludes the collection of past due rent and interest from two customers totaling $2,654,000 and other one-time items totaling $141,000.  Normalized FFO for the three months ended September 30, 2008 excludes asset write-downs of $2,712,000 and the recognition into income of deferred credits totaling $4,121,000.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended September 30, 2009 was $19,695,000 or $0.71 per basic and diluted common share compared to $17,869,000 or $0.64 per basic and diluted common share for the same period in 2008.  Net income for the three months ended September 30, 2009 was $17,473,000 or $0.63 per basic and diluted common share compared to net income of $15,951,000 or $0.57 per basic and diluted common share for the same period in 2008.

Normalized FFO for the nine months ended September 30, 2009 was $47,690,000 or $1.73 per basic and diluted common share compared to $48,199,000 or $1.74 per basic and $1.73 per diluted common share for the same period in 2008.  Normalized FFO for the nine months ended September 30, 2009 excludes the collection of past due rent and interest from two customers totaling $2,654,000, recoveries of previous write-downs and gains of $1,719,000, the recognition into income of deferred credits totaling $1,493,000 and other one-time items totaling $443,000.  Normalized FFO for the nine months ended September 30, 2008 excludes asset write-downs of $2,976,000, a restricted stock forfeiture of $566,000 and the recognition into income of deferred credits totaling $4,121,000.

FFO for the nine months ended September 30, 2009 was $53,999,000 or $1.96 per basic and diluted common share compared to $49,910,000 or $1.80 per basic and diluted common share for the same period in 2008.  Net income for the nine months ended September 30, 2009 was $47,938,000 or $1.74 per basic and diluted common share, compared to $44,143,000 or $1.59 per basic and diluted common share for the same period in 2008.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve 125 properties in 18 states and include skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, residential projects for the developmentally disabled and an acute care hospital.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhinvestors.com.

Page 2 NHI’s Third Quarter 2009 Results

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 3 NHI’s Third Quarter 2009 Results

Reconciliation of Funds From Operations and Normalized Funds From Operations (1)(2)(3)
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September		September
	2009	2008	2009	2008
Net income	$ 17,473	$ 15,951	$ 47,938	$ 44,143
Elimination of non-cash items in net income:
Real estate depreciation	2,222	1,905	6,061	5,728
Real estate depreciation in discontinued operations	-	13	-	39
Funds from operations	$ 19,695	$ 17,869	$ 53,999	$ 49,910
Collection of past due rent and interest amounts	(2,654)	-	(2,654)	-
Asset write-downs and (recoveries of previous writedowns)	-	2,712	(1,719)	2,976
Recognition of deferred credits	-	(4,121)	(1,493)	(4,121)
Restricted stock forfeiture	-	-	-	(566)
Other one-time items	(141)	-	(443)	-
Normalized funds from operations	$ 16,900	$ 16,460	$ 47,690	$ 48,199

Weighted average common shares outstanding
Basic	27,589,161	27,767,394	27,580,568	27,750,377
Diluted	27,642,237	27,785,708	27,605,504	27,783,141

Funds from operations per share:
Basic	$ 0.71	$ 0.64	$ 1.96	$ 1.80
Diluted	$ 0.71	$ 0.64	$ 1.96	$ 1.80

Normalized FFO per share:
Basic	$ 0.61	$ 0.59	$ 1.73	$ 1.74
Diluted	$ 0.61	$ 0.59	$ 1.73	$ 1.73

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO any material one-time items reflected in GAAP net income.  Excluded items may include, but are not limited to, impairments of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

(3) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

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Page 4 NHI’s Third Quarter 2009 Results

Selected Balance Sheet Data
(in thousands)
	September 30, 2009	December 31, 2008
Real estate properties, net	$ 231,442	$ 181,332
Mortgages receivable, net	98,372	108,640
Preferred stock investment, at cost	38,132	38,132
Cash and cash equivalents	63,571	100,242
Marketable securities	22,960	26,594
Bonds payable	1,400	3,987
Stockholders' equity	435,872	429,615

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Rental income	$ 17,054	$ 13,220	$ 44,570	$ 40,017
Mortgage interest income	2,568	2,400	7,071	7,214
	19,622	15,620	51,641	47,231
Expenses:
Interest expense	15	62	77	247
Depreciation	2,317	1,925	6,210	5,935
Amortization of loan costs	3	3	9	11
Legal expense	337	310	1,272	1,041
Franchise, excise and other taxes	135	108	549	525
General and administrative	1,194	453	4,040	2,242
Loan and realty losses (recoveries)	-	-	(640)	-
	4,001	2,861	11,517	10,001

Income Before Non-Operating Income	15,621	12,759	40,124	37,230
Non-operating income (investment interest and other)	1,856	701	5,728	4,464
Income From Continuing Operations	17,477	13,460	45,852	41,694

Discontinued Operations
Income from operations - discontinued	(4)	2,491	2,086	2,449

Net income	$ 17,473	$ 15,951	$ 47,938	$ 44,143

Weighted average common shares outstanding:
Basic	27,589,161	27,767,394	27,580,568	27,750,377
Diluted	27,642,237	27,785,708	27,605,504	27,783,141

Earnings per share:
Basic:
Income from continuing operations	$ 0.63	$ 0.48	$ 1.66	$ 1.50
Discontinued operations	-	0.09	0.08	0.09
Net income available to common stockholders	$ 0.63	$ 0.57	$ 1.74	$ 1.59

Diluted:
Income from continuing operations	$ 0.63	$ 0.48	$ 1.66	$ 1.50
Discontinued operations	-	0.09	0.08	0.09
Net income available to common stockholders	$ 0.63	$ 0.57	$ 1.74	$ 1.59

Funds from operations	$ 19,695	$ 17,869	$ 53,999	$ 49,910

Funds from operations per common share
Basic	$ 0.71	$ 0.64	$ 1.96	$ 1.80
Diluted	$ 0.71	$ 0.64	$ 1.96	$ 1.80

Quarterly dividend declared per common share	$ 0.55	$ 0.55	$ 1.65	$ 1.65

The results of operations for facilities sold, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations.